SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 27, 2006
BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)
Commission file number: 0-27478

Delaware	36-3228107

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:           (773) 380-3000
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 8.01.      Other Events.
     On March 27, 2006, Bally Total Fitness Holding Corporation, a Delaware corporation (the “Registrant”), commenced a consent solicitation of holders of its 9 7/8% Senior Subordinated Notes due 2007 and 10 1/2% Senior Notes due 2011 (together, the “Notes”), pursuant to which the Registrant is seeking a waiver of defaults under the indentures governing the Notes. These defaults result from the Registrant’s previously announced failure to timely file financial statements for the fiscal year ended December 31, 2005 with the Securities and Exchange Commission and deliver such financial statements to the trustee under the indentures governing the Notes.
     Exhibit 99.1 of this Current Report on Form 8-K contains certain information regarding the Registrant and its business that has not been previously publicly reported and is being furnished to the Commission in order to satisfy the Registrant’s obligations under Regulation FD. The furnishing of this information shall not be deemed to be an admission that all or any portion of it is material.
     The information in this Current Report on Form 8-K (including the exhibit hereto) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Form 8-K (including the exhibit hereto) shall not be incorporated by reference in any other filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference to this Form 8-K in such filing.
Item 9.01      Financial Statements and Exhibits.
          (c) Exhibits
          99.1           Current Information Regarding Bally Total Fitness Holding Corporation.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION Registrant
Dated: March 27, 2006	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel